                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 24, 2006

                         NORTH FORK BANCORPORATION, INC.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                                1-10458                   36-3154608
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(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
  of Incorporation)                                          Identification No.)


                  275 Broadhollow Road Melville, New York 11747
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               (Address of Principal Executive Offices) (Zip Code)

                                 (631) 844-1004
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events
-------------------------

         North Fork Bancorporation, Inc. issued a press release on January 24, 2006 announcing that its Board of Directors approved an increase to its previously announced share repurchase program by an additional 12 million shares bringing the total authorized for repurchase to approximately 28 million shares. To date, the Company has repurchased 14.7 million shares under the program at an average price of $26.19. The full text of the press release is included herein as Exhibit 99.1.

         North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from 353 branch locations in the Tri-State area with a complementary national mortgage banking business.


ITEM  9.01   Financial Statements and Exhibits
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      (c)    99.1  Press Release issued on January 24, 2006.

                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 24, 2006



NORTH FORK BANCORPORATION, INC.




/s/ Daniel M. Healy
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Daniel M. Healy
Executive Vice President
Chief Financial Officer







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